UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2010

Senomyx, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50791 (Commission File Number)	33-0843840 (I.R.S. Employer Identification No.)

4767 Nexus Centre Drive San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 646-8300

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

On September 27, 2010, our Board of Directors appointed Mary Ann Gray, Ph.D., as a director, effective immediately.  In connection with her appointment, Dr. Gray will enter into our standard form of indemnification agreement.  We are not aware of any transaction involving Senomyx and Dr. Gray requiring disclosure under Item 404(a) of Regulation S-K.

In connection with her appointment to our Board of Directors, Dr. Gray received an automatic stock option grant to purchase 30,000 shares of our common stock pursuant to our 2004 Equity Incentive Plan.  The stock option has an exercise price per share of $4.35, which was the closing price of our common stock as reported on the Nasdaq Global Market for Friday, September 24, 2010, and vests in equal monthly installments over a three-year period following the date of the agreement.

The press release dated September 28, 2010 announcing Dr. Gray’s appointment is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

99.1         Press release of Senomyx, Inc. dated September 28, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENOMYX, INC.

	By:	/S/ DAVID B. BERGER
David B. Berger
Vice President, General Counsel and Corporate Secretary

Date: September 28, 2010

INDEX TO EXHIBITS

99.1         Press release of Senomyx, Inc. dated September 28, 2010.